Exhibit 10.9

FORM OF INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT (this “Agreement”), dated as of [●], 2021, is by and between (i) SILVERspac Sponsor LLC (“Sponsor”) and (ii) [●] (“Investor”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Amended and Restated Limited Liability Company Agreement of Sponsor, dated [●], 2021 (as amended, restated, supplemented, waived and otherwise modified from time to time in accordance with its terms, the “LLC Agreement”).

WHEREAS, in connection with the initial public offering (the “IPO”) of units of SILVERspac Inc., a Cayman Islands exempted company (“SPAC”), Investor has expressed an interest in acquiring up to [●] units or such lesser amount so that the number of units of the SPAC acquired by the Investor shall not exceed [●]% of the total number of units offered by the SPAC in the IPO, excluding the exercise of any over-allotment option (the “IPO Indication”).

NOW THEREFORE, the parties hereto hereby agree as follows:

Section 1. Issuance and Sale of Sponsor Units.

(a) In connection with the IPO Indication, and subject to the satisfaction of the conditions set forth in Section 1(c), the Sponsor hereby agrees to sell and deliver to the Investor good title to [●] Class A Units, assuming an IPO with gross proceeds of $250 million and the underwriters’ over-allotment option is not exercised; provided that in the event that the gross proceeds from the IPO shall be greater or less than $250 million (assuming the underwriters’ over-allotment option is not exercised), the number of Class A Units shall be proportionally adjusted so that the number of Class A Units will represent a [●]% interest in the Class B ordinary shares, par value $0.0001 per share (“Class B Shares”), of the SPAC owned by the Sponsor (assuming the over-allotment option is not exercised) (such Class A Units, the “Units”). The Investor hereby agrees to purchase from the Sponsor (the “Purchase”) the Units at a price per Unit equal to $0.003 (for a total purchase price of $[●], assuming an IPO with gross proceeds of $250 million and the underwriters’ over-allotment option is not exercised, as such total purchase price may be adjusted in accordance with the preceding sentence) in immediately available funds (the “Purchase Price”). For the avoidance of doubt, no adjustments to the Units or Purchase Price shall be made should the Investor be allocated less than the IPO Indication.

(b) In connection with the Purchase contemplated by this Section 1, Investor agrees to be bound by all of the terms and conditions of the LLC Agreement as a Member and hereby, without limitation, makes the representations, warranties and acknowledgments to Sponsor set forth in Section 9.1 of the LLC Agreement.

(c) Subject to (i) the fulfillment by Investor of the IPO Indication (which shall include the acquisition of 100% of the units of the SPAC allocated to the Investor by the underwriters in the IPO, up to [●] units of the SPAC (or such lesser amount so that the number of units of the SPAC acquired by the Investor shall not exceed [●]% of the total number of units offered by the SPAC in the IPO, excluding the exercise of any over-allotment option); (ii) Investor’s payment of the Purchase Price as contemplated by Section 1(a) of this Agreement and (iii) the execution by Investor of the Joinder to the LLC Agreement attached hereto as Exhibit A, the Purchase shall occur and be effective upon the closing of the IPO (the “Closing Date”), automatically and without any action of any other party hereto.

Section 2. Representations and Warranties of the Transferors. The Sponsor hereby represents and warrants to the Investor, as of the date hereof and on the Closing Date, as follows:

(a) The Sponsor has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b) This Agreement has been duly and validly executed and delivered by the Sponsor and constitutes a legal, valid and binding obligation of the Sponsor enforceable against the Sponsor in accordance with its terms.

(c) The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of the obligations hereunder will not materially conflict with, or result in any material violation of or default under, any agreement or other instrument to which the Sponsor is a party or by which the Sponsor is or the Units are bound, or any decree, order, statute, rule or regulation applicable to the Sponsor or the Units

(d) The Units (i) have been duly authorized and, when issued in accordance with this Agreement, the Units will be duly and validly issued, fully paid and non-assessable Units of the Sponsor, (ii) are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject only to restrictions upon transfer under the Securities Act of 1933 as amended (the “Securities Act”) and any applicable U.S. state securities laws and such transfer restrictions as are set forth in the LLC Agreement, (iii) will not subject the holders of such Units to personal liability for any debt, obligation or liability of the Company solely by reason of being a holder of such Units, and (iv) assuming the Investor’s representations and warranties as set forth herein and in the LLC Agreement are true and correct, will not result in a violation of the Securities Act.

(e) Substantially concurrently with the execution of this Agreement, the Sponsor is entering into separate agreements with other “anchor investors” in respect of the purchase of the IPO. The Sponsor represents that no such other “anchor investors” has been given terms that are more beneficial than those terms offered to the Investor, including the ability to purchase a greater number of Units relative to such other “anchor investor’s” indication of interest to purchase units offered by the SPAC in the IPO than the Investors [●]% interest in the Sponsor’s Class B shares for the Investor’s IPO Indication provided to Investor pursuant to this Agreement. For the sake of clarity, an agreement with an “anchor investor” pursuant to which the Sponsor agrees to sell to such “anchor investor” a [●]% interest in the Sponsor’s Class B Shares for a [●]% indication of interest shall not be prohibited by this clause 2(e). In the event that another “anchor investor” is afforded better terms than were offered to the Investor, including a greater number of Units as it relates to such “anchor investor’s” indication of interest than the Investor, the Sponsor shall immediately so inform the Investor and offer those terms to the Investor, including informing the Investor of such greater number of Units, and the Investor shall have the right to elect to purchase additional Units, in which case the parties hereto shall promptly amend this Agreement to effect the same. Notwithstanding the foregoing, this provision does not apply to any investor that participates in the at-risk capital of the Sponsor via a meaningful investment or enters into a formal forward purchase agreement in connection with a private investment in public equity in support of the SPAC’s potential business combination.

(f) There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Sponsor, threatened against or affecting the SPAC and the Sponsor or any of the SPAC’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

(g) Neither the Sponsor, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Class A Units.

(h) The Sponsor had complied with all applicable laws in connection with the transactions described herein and neither the SPAC, the Sponsor, nor, to the Sponsor’s knowledge, any director, officer, agent or employee has, in the course of its actions for, or on behalf of, the SPAC and the Sponsor (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(i) The operations of the SPAC and the Sponsor are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the SPAC and the Sponsor with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Sponsor, threatened.

Section 3. Representations and Warranties of Investor. Investor hereby represents and warrants to the Sponsor as of the date hereof and the Closing Date, as follows:

(a) Investor has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b) This Agreement has been duly and validly executed and delivered by Investor and constitutes a legal, valid and binding obligation of Investor enforceable against Investor in accordance with its terms.

(c) The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any agreement or other instrument to which Investor is a party or by which Investor, or any decree, order, statute, rule or regulation applicable to Investor.

(d) The Investor understands that its ownership of the Units may cause adverse tax consequences, including the realization of taxable income without receiving cash distributions to pay the required tax thereon. Moreover, the Investor understands that there is no obligation for the Sponsor to make any distribution (including tax distributions) to its Members (including the Investor) except as set forth in the LLC Agreement. The Investor further understands that even if the Sponsor were to make cash distributions from time to time, there is no assurance that such cash distributions will be made in sufficient amounts or at an opportune time so as to enable the Investor to pay in a timely manner any taxes that the Investor may be required to pay in respect of the Units. The Investor represents and warrants that it has sufficient liquid resources to pay all taxes that the Investor may be required to pay in respect of the Units, including all taxes arising from allocations of taxable income of the Sponsor to the Investor with respect to the Units. The Investor has reviewed its investment in the Units with its tax advisors and has not received or relied upon any tax advice from the Sponsor or its affiliates, or any advisor to any member of the Sponsor. None of the Sponsor, its Members or affiliates has made any representation or warranty (and shall not otherwise be liable to the Investor) as to the tax treatment of vesting (if applicable), allocations or distributions with respect to the Units under applicable law.

(e) Investor is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act of 1933.

Section 4. Miscellaneous.

(a) Contemporaneous with the occurrence of the Purchase, the Investor shall deliver to the Sponsor a properly completed and duly executed IRS Form W-8 or W-9, as applicable.

(b) Investor hereby prohibits the Sponsor and the SPAC to publicly disclose that Investor is a party to this Agreement and the LLC Agreement, and an investor or prospective investor in the SPAC, including the use of Investor’s name in the SPAC’s IPO prospectus, and Sponsor prohibits the Investor from publicly disclosing that Investor is a party to this Agreement and the LLC Agreement, and an investor or prospective investor in the SPAC; except (i) Sponsor may disclose the Investor’s name to the Members of the LLC, an affiliate of a Member, any Related Party of such Member or any of its affiliates or of the SPAC and (ii) Investor and Sponsor may disclose to the extent such disclosure is required by applicable law, including, without limitation, any disclosure that may be required by the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended; provided that, in the case of (ii), the Sponsor and/or the SPAC shall provide Investor with two (2) business days’ prior written notice of any such required disclosure. Notwithstanding the forgoing and notwithstanding Section 10.9 of the LLC Agreement, Investor may disclose that it is a party to this Agreement and the LLC Agreement, that it is an investor in the SPAC and Confidential Information, as defined in the LLC Agreement, to its affiliates, directors, officers, employees, attorneys, accountants, investment manager and other professional representatives provided such parties are subject to confidentiality requirements.

(c) The Units and Class B Shares directly or indirectly owned by the Investor shall not be subject to forfeiture, cancellation, share price triggers commonly known as “earn-outs” or transfer as a result of any Class B Shares held by the Sponsor being forfeited, canceled, transferred, modified or otherwise reduced in connection with an initial business combination or any other reason (each a “Change in Investment”). In the event of a Change in Investment, the Sponsor hereby agrees that the Units purchased pursuant to this Agreement will be correspondingly adjusted to represent an interest in the same number of Class B Shares as the Units represented prior to such Change in Investment. Other than a Change in Investment in connection with an initial business combination, the Sponsor shall not transfer or dispose of any Class B Shares except for pro rata distributions of the Class B Shares to the holders of the Unit. The Sponsor shall not, directly or indirectly, amend, modify or alter the rights of the Units to reduce their proportionate economic rights with respect to the Class B Shares. The Sponsor shall not incur any indebtedness for borrowed money without the consent of the Investor.

(d) This Agreement shall be governed by the internal laws (and not the law of conflicts) of the State of Delaware.

(e) This Agreement may not be amended without the written consent of all of the parties hereto.

(f) From time to time, at the reasonable written request of any of the other parties hereto, each party hereto shall execute and deliver such additional documents and instruments and take such further lawful action as may be necessary to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

(g) Any term or provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the person intended to be benefited by such provision or any other provisions of this Agreement.

(h) Each party hereto may elect to terminate this Agreement if the Closing Date has not occurred by [●], 2021. If terminated, this Agreement shall be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof; provided, that nothing herein will relieve any party from liability for any willful and material breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach.

(i) Each party hereto will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

(j) This Agreement may be executed in two or more counterparts, each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument. Any signature page delivered by a facsimile machine or electronic mail shall be binding to the same extent as an original signature page.

Section 5. Tax Matters. The Sponsor and the Investor agree that as long as the Investor is a Member of the Sponsor (and, following such time, to the extent of any provision which has an effect on the Investor as a result of being a Member of the Sponsor), and, notwithstanding anything in the LLC Agreement to the contrary, the LLC Agreement as between the Sponsor and the Investor shall be deemed to be modified to give effect to the following:

(a) The Sponsor is classified for U.S. federal income tax purposes as a partnership, and shall remain so classified as a partnership or disregarded entity. The Sponsor shall not engage in any activity or own any assets that cause the Sponsor to lose such classification.

(b) The Sponsor shall use reasonable best efforts to (i) avoid being required to impose any withholding tax pursuant to Section 1445 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) other than with respect to stock of a “United States real property holding corporation” (within the meaning of Section 897(c)(2) of the Code), (ii) notify the Investor of the amount of any withholding or other taxes imposed by any tax authority with respect to the Investor (“Withholding Taxes”), and (iii) provide the Investor with assistance in obtaining any available refund of, or exemption from, such Withholding Tax, including the provision of assistance to enable the Investor to complete, on a timely basis, appropriate tax forms necessary to claim any refund and/or exemption.

(c) The Sponsor shall use reasonable best efforts to not engage in any activity that may result in the Sponsor being treated as engaged in a “trade or business within the United States” (within the meaning of Section 864(b) of the Code). The Sponsor shall notify the Investor as soon as it determines that it expects to be so treated, and shall coordinate with the Investor to mitigate the negative consequences of such treatment.

(d) The Sponsor confirms that it does not, and, will not interpret this agreement to allow the Sponsor to compel the Investor (or its underlying owners) to amend any tax return of such persons without the Investor’s consent.

(e) The Sponsor shall cause to be provided to the Investor no later than 90 days following the end of each tax year of the Sponsor (as determined for U.S. federal income tax purposes) a IRS Schedule K-1 to Form 1065 and such other information with respect to the Sponsor as may be necessary for the preparation of the Investor’s federal, state and local income tax returns for such fiscal year on a timely basis.

(f) For United States federal income tax purposes, the Sponsor shall take the position that it does not engage in a “trade or business within the United States” (within the meaning of Section 864(b) of the Code) and that it does not engage in “commercial activity” (within the meaning of Section 892 of the Code), and shall avoid making any investment, or taking any action, reasonably likely to cause the Sponsor (i) to be treated as engaged in, or to recognize income or gain treated as effectively connected with, a “trade or business within the United States” for U.S. federal income tax purposes (including, sections 864, 871, 882 or 897 of the Code) or (ii) to be treated as engaged in “commercial activity” for purposes of Section 892 of the Code.

(g) The Sponsor shall make an effective and timely election pursuant to Section 1295 of the Code for the Sponsor’s first taxable year with respect to the Class B Shares owned by the Sponsor and shall cause such election to remain in effect for all subsequent taxable years of the Sponsor.

(h) The Sponsor shall cause the SPAC to prepare and provide to Investor or Sponsor, within 90 days after the end of the SPAC’s taxable year or as soon as practicable thereafter, a PFIC Annual Information Statement within the meaning of Section 1.1295-1 of the Treasury Regulations. Upon written request, the Sponsor shall also cause the SPAC to prepare and provide to Investor the information and documentation necessary to enable the Investor and its direct or indirect owners to (A) accurately prepare all tax returns and comply with any reporting requirements as a result of the classification of the SPAC as a “passive foreign investment company” within the meaning of Section 1295 of the Code and (B) make and maintain any election or filing (including, without limitation, a “qualified electing fund” election or a “protective statement” under Section 1295 of the Code) with respect to the SPAC, and comply with any reporting or other requirements incident to such election.

* * * * *

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

INVESTOR:

[____]

By:
Name:
Title:

SPONSOR:

SILVERSPAC SPONSOR LLC

By:
Name:
Title:

Exhibit A

Joinder to LLC Agreement

JOINDER

_____, 2021

Reference is made to that certain Limited Liability Company Agreement of SILVERspac Sponsor LLC, a Delaware limited liability company (the “Company”), dated as of January 26, 2021 (as it may be amended or otherwise modified from time to time, the “LLC Agreement”). Capitalized terms used and not defined herein have the meaning ascribed to such terms in the LLC Agreement.

By executing this Joinder, the undersigned (“New Member”) hereby agrees to (i) become a party to the LLC Agreement with all right, title and interest as, and all obligations of, a Non-Managing Member thereunder and (ii) to be bound by, and to comply with, the terms and provisions of the LLC Agreement in the same manner as if the undersigned were an original signatory to such LLC Agreement.

Accordingly, the New Member has duly executed this Joinder as of the date first above written.

By:
Name: